SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2003

WEIGHT LOSS FOREVER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission File No.: 000-28733

Nevada (State or other jurisdiction of incorporation or jurisdiction)	88-0430607 (IRS Employer Identification No.)

300 International Parkway Heathrow, FL (Address of principal executive offices)	32746 (Zip Code)

Registrant's telephone number, including area code: (407) 333-8998

Item 4 - Changes in Registrant's Certifying Accountant

Effective September 8, 2003, Parks, Tschopp, Whitcomb & Orr, P.A. ("PTW-O"), resigned as the auditing firm for Weight Loss Forever International, Inc. (the "Company" or "we" or "our"). We engaged Gately & Associates, LLC ("Gately") as our new independent public accountants, effective September 8, 2003. The decision to change our accounting firm was approved by our Board of Directors and we have not consulted Gately previously.

The PTW-O report on the financial statements for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that their report contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. During the year ended December 31, 2002 and the subsequent interim periods through September 8, 2003, the Company has not had any disagreements with PTW-O on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

PTW-O’s letter which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

Item 7 - Exhibits

Exhibit 16    Letter of Parks, Tschopp, Whitcomb & Orr, P.A. regarding the change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2003		Weight Loss Forever International, Inc.
	By:	/s/ John Martin

	Name:	John Martin
	Title:	President

Exhibit Index

Exhibit	Description

16	Letter of Parks, Tschopp, Whitcomb & Orr, P.A. regarding the change in certifying accountant.